Exhibit 10.2

                                AMENDMENT TO THE
                       CENTURY TELEPHONE ENTERPRISES, INC.
                    KEY EMPLOYEE INCENTIVE COMPENSATION PLAN


      WHEREAS, an amendment to the Century Telephone Enterprises, Inc. Key Employee Incentive Compensation Plan (the "Plan") was adopted by the Compensation Committee of the Board of Directors on February 24, 1997 and ratified by the Board of Directors on February 25, 1997 to reflect changes necessary in order that the terms of the Plan will conform to the short-term incentive plan approved for 1997.

      NOW THEREFORE, the Plan is hereby amended as follows:

                                       I.

      Section 2.(f) shall be amended to delete the last sentence thereof and to read in its entirety as follows:

           "Participant" shall mean any person who is employed by the Company on a full-time basis, is compensated for such employment by a regular salary, in the opinion of the Committee is either one of the key employees of the Company in a position to contribute materially to the continued growth and development and future financial success of the Company or one who has made a significant contribution to the Company's operations, thereby meriting special recognition.

                                       II.

      Section 5 entitled "Incentive Bonus Opportunity" shall be amended to read as follows:

           The amounts of the Targeted and the Maximum Bonus Opportunity for each Participant shall be based upon a formula or formulas determined by the Compensation Committee on an annual basis and shall be defined as a percentage of base salary for each participant.

      IN WITNESS WHEREOF, Century Telephone Enterprises, Inc. has executed this amendment in its corporate name as of the 25th day of February, 1997.


                                       CENTURY TELEPHONE ENTERPRISES, INC.


                                       By: /s/ R. Stewart Ewing, Jr.
                                           -----------------------------
                                           R. Stewart Ewing, Jr.
                                           Senior Vice President and
                                           Chief Financial Officer